Exhibit 10.14

EQUITY INCENTIVE PLAN

OF

ALLISON TRANSMISSION HOLDINGS, INC.

Allison Transmission Holdings, Inc. hereby adopts this Equity Incentive Plan of Allison Transmission Holdings, Inc. (the “Plan”). The purposes of this Plan are as follows:

(1) To further the growth, development and financial success of the Company and its Subsidiaries (as defined herein), by providing additional incentives to employees, consultants and directors of the Company and its Subsidiaries who have been or will be given responsibility for the management or administration of the Company’s (or one of its Subsidiaries’) business affairs, by assisting them to become owners of Common Stock (as defined herein), thereby benefiting directly from the growth, development and financial success of the Company and its Subsidiaries.

(2) To enable the Company (and its Subsidiaries) to obtain and retain the services of the type of professional, technical and managerial employees, consultants and directors considered essential to the long-range success of the Company (and its Subsidiaries) by providing and offering them an opportunity to become owners of Common Stock pursuant to the exercise of Options (as defined herein) (including in the case of employees, Options that are intended to qualify as “incentive stock options” under Section 422 of the Code), the grant of restricted stock or restricted stock units or an offer to purchase shares of Common Stock.

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

Section 1.1    280G Regulations. “280G Regulations” means the regulation codified at 26 C.F.R. § 1.280G-1.

Section 1.2    “Administrator”

shall mean the Board or any of its Committees as shall be administering the Plan in accordance with Article VII hereof.

Section 1.3    “Affiliate”

shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act. For the purposes of this Plan, Affiliates of the Company shall include all Principal Stockholders.

Section 1.4    “Applicable Laws”

shall mean the requirements relating to the administration of stock option, restricted stock, and restricted stock unit plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options, Restricted Stock or Restricted Stock Units are granted under the Plan.

Section 1.5    “Award”

shall mean an Option, a Stock Purchase Right, a Restricted Stock award or a Restricted Stock Unit award granted to a Participant pursuant to the Plan.

Section 1.6    “Award Agreement”

shall mean any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

Section 1.7    “Board” shall mean the Board of Directors of the Company.

Section 1.8    “Cause” shall mean,

(a) the Board’s determination that the Service Provider failed to substantially perform his or her duties (other than any such failure resulting from the Service Provider’s Disability) which is not remedied within ten days after receipt of written notice from the Company specifying such failure;

(b) the Board’s determination that the Service Provider failed to carry out, or comply with any lawful and reasonable directive of the Board or the Service Provider’s immediate supervisor, which is not remedied within ten days after receipt of written notice from the Company specifying such failure;

(c) the Service Provider’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offence or crime involving moral turpitude;

(d) the Service Provider’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any of its Affiliate’s) premises or while performing the Service Provider’s duties and responsibilities; or

(e) the Service Provider’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or material breach of fiduciary duty against the Company or any of its Affiliates.

Notwithstanding the foregoing, if the Service Provider is party to a written employment or consulting agreement with the Company (or its Subsidiary) which defines cause, then “Cause” shall be as such term is defined in the applicable written employment or consulting agreement.

Section 1.9    “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.10    “Committee”

shall mean a committee of Directors or other individuals satisfying Applicable Laws, who are appointed by the Board in accordance with Article VII hereof.

Section 1.11    “Common Stock”

shall mean the non-voting common stock, par value $0.01 per share, of the Company and such other class of stock into which such common stock is hereafter converted or exchanged.

Section 1.12    “Company”

shall mean Allison Transmission Holdings, Inc., a Delaware corporation, and any successor.

Section 1.13    “Consultant”

shall mean any Person who is engaged by the Company or any of its Subsidiaries to render consulting or advisory services to such entity.

Section 1.14    “Corporate Event”

shall mean, as determined by the Administrator in its sole discretion, any transaction or event described in Section 8.1(a) or any unusual or nonrecurring transaction or event affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any of its Subsidiaries, or changes in applicable laws, regulations, or accounting principles (including, without limitation, a recapitalization of the Company).

Section 1.15    “Director” shall mean a member of the Board or a member of the Board of Directors of any Subsidiary of the Company.

Section 1.16    “Disability”

shall mean “disability,” as such term is defined in Section 22(e)(3) of the Code.

Section 1.17    “Eligible Representative”

for a Participant shall mean such Participant’s personal representative or such other person as is empowered under the deceased Participant’s will or the then applicable laws of descent and distribution to represent the Participant hereunder.

Section 1.18    “Employee”

shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or one of its Subsidiaries, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan. A Service Provider shall not cease to be an

Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any of its Subsidiaries, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

Section 1.19    “Equity Restructuring” shall mean, as determined by the Administrator in its sole discretion, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

Section 1.20    “Exchange Act” shall mean, the Securities Exchange Act of 1934, as amended.

Section 1.21    “Fair Market Value”

of a share of Common Stock as of a given date shall be:

(a) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on the day of determination; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

Section 1.22    “Incentive Stock Option”

shall mean an Option which qualifies under Section 422 of the Code and is designated as an Incentive Stock Option by the Administrator.

Section 1.23    “Independent Director”

shall mean a member of the Board or a member of the Board of Directors of any Subsidiary of the Company who is not an Employee of the Company or any of its Subsidiaries.

Section 1.24    “Non-Qualified Stock Option”

shall mean an Option which is not an “incentive stock option” under Section 422 of the Code and shall include an Option which is designated as a Non-Qualified Stock Option by the Administrator.

Section 1.25    “Officer”

shall mean an officer of the Company, as defined in Rule 16a-l(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.26     “Option”

shall mean an option granted under the Plan to purchase Common Stock. The term “Option” includes both an Incentive Stock Option and a Non-Qualified Stock Option.

Section 1.27    “Option Price” shall have the meaning set forth in Section 4.3.

Section 1.28    “Optionee”

shall mean a Service Provider to whom an Option is granted under the Plan.

Section 1.29    “Participant”

shall mean any Service Provider who has been granted an Award pursuant to the Plan.

Section 1.30    “Person”

shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

Section 1.31    “Plan”

shall have the meaning set forth in the Recitals hereto.

Section 1.32    “Principal Stockholders”

shall mean (i) Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., Onex Advisor III LLC, Onex Partners II LP, Onex Partners II GP LP, Onex US Principals LP, Onex American Holdings II LLC, and Allison Executive Investco LLC and (ii) any of their Affiliates to which (a) any of the Principal Stockholders identified in clause (i) or any other Person transfers Common Stock or voting common stock, par value $0.01 per share, of the Company or (b) the Company issues such voting common stock or Common Stock.

Section 1.33    “Restricted Stock”

shall mean an Award granted pursuant to Section 6.1.

Section 1.34    “Restricted Stock Unit” shall mean an Award granted pursuant to Section 6.2.

Section 1.35    “Secretary” shall mean the Secretary of the Company.

Section 1.36    “Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.37    “Service Provider” shall mean an Employee, Consultant or Director.

Section 1.38    “Share” shall mean a share of Common Stock.

Section 1.39    “Stock Purchase Right” shall mean an Award granted pursuant to Section 3.4.

Section 1.40    “Stockholders Agreement”

shall mean that certain agreement by and between each Participant, the Principal Stockholders, the Company and other parties thereto, which contains certain restrictions and limitations applicable to Options, the Shares acquired upon Option exercise, grant of Restricted Stock or settlement of a Restricted Stock Unit, as may be amended from time to time. If the Participant is not a party to a Stockholders Agreement at the time of grant of Restricted Stock, purchase of Common Stock pursuant to a Stock Purchase Right, settlement of a Restricted Stock Unit or exercise of the Option (or any portion thereof), the grant of Restricted Stock, purchase of Common Stock pursuant to a Stock Purchase Right, settlement of a Restricted Stock Unit or, as applicable, the exercise of the Option shall be subject to the condition that the Participant enter into the Stockholders Agreement with the Company in the form provided to the Participant by the Company.

Section 1.41    “Subsidiary”

of any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE II.

SHARES SUBJECT TO PLAN

Section 2.1    Shares Subject to Plan

(a) Subject to Section 8.1, the aggregate number of Shares which may be issued under this Plan is set forth in Exhibit A. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) To the extent that an Award terminates, is forfeited, is repurchased, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan; provided, however, vested Shares that are repurchased after being issued from the Plan shall not be available for future issuance under the Plan. Additionally, any

Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by Applicable Law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its Subsidiaries shall not be counted against Shares available for grant pursuant to this Plan.

ARTICLE III.

GRANTING OF OPTIONS AND SALE OF COMMON STOCK

Section 3.1    Eligibility.

Non-Qualified Stock Options may be granted to Service Providers. Subject to Section 3.2, Incentive Stock Options may only be granted to Employees.

Section 3.2    Qualification of Incentive Stock Options.

No Employee may be granted an Incentive Stock Option under the Plan if such Employee, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary of the Company or “parent corporation” (within the meaning of Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

Section 3.3    Granting of Options to Service Providers

(a) The Administrator shall from time to time:

(i) Select from among the Service Providers (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options;

(ii) Determine the number of Shares to be subject to such Options granted to such Service Provider, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iii) Determine the terms and conditions of such Options, consistent with the Plan.

(b) Upon the selection of a Service Provider to be granted an Option pursuant to subsection (a), the Administrator shall instruct the Secretary or another authorized Officer to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Administrator may, subject to applicable securities laws, require as a condition to the grant of an Option to a Service Provider that the Service Provider surrender for cancellation all or a portion of the unexercised Options which have previously been granted to him or her. An Option the grant of which is conditioned upon such surrender may have an Option exercise price lower (or higher) than the Option exercise price of the surrendered Option, may cover the same (or a lesser or greater)

number of Shares as the surrendered Option, may contain such other terms as the Administrator deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of Shares, price, period of exercisability or any other term or condition of the surrendered Option. Subject to Section 8.3 of the Plan, any Incentive Stock Option granted under the Plan may be modified by the Administrator, without the consent of the Optionee, even if such modification would result in the disqualification of such Option as an “incentive stock option” under Section 422 of the Code.

Section 3.4    Sale of Common Stock to Service Providers

The Administrator, acting in its sole discretion, may from time to time designate one or more Service Providers to whom an offer to sell Shares shall be made and the terms and conditions thereof, provided, however, that the price per Share shall not be less than the Fair Market Value thereof on the date any such offer is accepted. Each Share sold to a Service Provider under this Section 3.4 shall be evidenced by a written stock purchase agreement in a form approved by an authorized Officer of the Company, which shall contain terms consistent with the terms hereof. Any Common Stock sold under this Section 3.4 shall be subject to the same limitations, restrictions and administration hereunder as would apply to any Common Stock issued pursuant to the exercise of an Option under this Plan including, but not limited to, conditions and restrictions set forth in Section 5.5 hereunder. Shares acquired pursuant to this Section 3.4 shall also be subject to the terms and conditions of a Stockholders Agreement.

ARTICLE IV.

TERMS OF OPTIONS

Section 4.1    Award Agreement

(a) Each Option shall be evidenced by a written Award Agreement (“Award Agreement”), which shall be executed by the Optionee and an authorized Officer and which shall contain such terms and conditions as the Administrator shall determine, consistent with the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as “incentive stock options” under Section 422 of the Code.

(b) The Administrator at any time, and from time to time, may amend the terms of any one or more existing Award Agreements, provided, however, that subject to the provisions of this Plan the rights of an Optionee under an Award Agreement shall not be adversely impaired in any material respect without the Optionee’s written consent. The Company shall provide an Optionee with written notice of any amendment made to such Optionee’s existing Award Agreement.

Section 4.2    Exercisability and Vesting of Options

(a) Each Option shall become exercisable according to the terms of the applicable Award Agreement; provided, however, that by a resolution adopted after an Option is granted the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

(b) Except as otherwise provided in the applicable Award Agreement, no portion of an Option which is unexercisable on the date that an Optionee incurs a termination of service as a Service Provider shall thereafter become exercisable.

(c) The aggregate Fair Market Value of all Shares (determined as of the time the Option is granted) with respect to which Incentive Stock Options are first exercisable by a Service Provider in any calendar year, together with the fair market value of all shares of other stock of the Company or its Subsidiary with respect to which incentive stock options are first exercisable by a Participant in any calendar year, may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that any portion of an Incentive Stock Option becomes first exercisable by a Participant in excess of such limitation, the excess shall be considered a Non-Qualified Stock Options.

Section 4.3    Option Price.

The per Share purchase price of the Shares subject to each Option (the “Option Price”) shall be set by the Administrator and shall be not less than 100% of the Fair Market Value of such Shares on the date such Option is granted. With respect to Incentive Stock Options, in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, the Option Price shall not be less than 110% of the Fair Market Value of such Shares on the date such Incentive Stock Option is granted.

Section 4.4    Expiration of Options

No Option may be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of ten years from the date the Option was granted; or

(b) With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the expiration of five years from the date the Incentive Stock Option was granted.

ARTICLE V.

EXERCISE OF OPTIONS

Section 5.1    Person Eligible to Exercise.

During the lifetime of the Optionee, only he or she may exercise an Option (or any portion thereof granted to him or her); provided, however, that the Optionee’s Eligible Representative may exercise his or her Option during the period of the Optionee’s Disability. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her Eligible Representative.

Section 5.2    Partial Exercise.

At any time and from time to time prior to the time when the Option becomes unexercisable under the Plan or the applicable Award Agreement, the exercisable portion of an Option may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional Shares and the Administrator may, by the terms of the Option, require any partial exercise to exceed a specified minimum number of Shares.

Section 5.3    Manner of Exercise.

An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Award Agreement:

(a) Subject to any conditions that may be imposed by the Administrator, notice in writing signed by the Optionee or his or her Eligible Representative, stating that such Option or portion is exercised, and specifically stating the number of Shares with respect to which the Option is being exercised;

(b) A copy of the Stockholders Agreement signed by the Optionee or Eligible Representative, as applicable;

(c) Full payment (in cash or by personal, certified, or bank cashier check) of the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; or

(i) With the consent of the Administrator, (A) Shares owned by the Optionee for at least a six month period duly endorsed for transfer to the Company (or such other period as the Administrator may specify); or (B) Shares issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; or

(ii) With the consent of the Administrator, any form of payment permitted by Applicable Laws and any combination of the foregoing methods of payment;

(d) The payment to the Company (in cash or by personal, certified or bank cashier check or by any other means of payment approved by the Administrator) of all minimum amounts necessary to satisfy any and all federal, state and local tax withholding requirements arising in connection with the exercise of the Option;

(e) Such representations and documents as the Administrator deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on Share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(f) In the event that the Option or portion thereof shall be exercised as permitted under Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Section 5.4    Optionee Representations.

The Administrator, in its sole discretion, may require an Optionee to make certain representations or acknowledgements, on or prior to the purchase of any Shares pursuant to any Option granted under this Plan, in respect thereof including, without limitation, that the Optionee is acquiring the Shares for an investment purpose and not for resale, and, if the Optionee is an Affiliate, additional acknowledgements regarding when and to what extent any transfers of such Shares may occur.

Section 5.5    Conditions to Issuance of Stock Certificates.

The Shares issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company, subject to Section 2.1(b). A certificate of Shares will be delivered to the Optionee at the Company’s principal place of business as soon as practicable after the Option is properly exercised. Notwithstanding the above, the Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on any and all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its sole discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable; and

(d) The payment to the Company (or its Subsidiary, as applicable) of all amounts which it is required to withhold under applicable law in connection with the exercise of the Option.

The Administrator shall not have any liability to any Optionee for any delay in the delivery of Shares to be issued upon an Optionee’s exercise of an Option.

Section 5.6    Rights as Stockholders.

The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until such holder has signed a Stockholders Agreement provided by the

Administrator and certificates representing such Shares have been issued by the Company to such holder.

Section 5.7    Transfer Restrictions.

Shares acquired upon exercise of an Option shall be subject to the terms and conditions of a Stockholders Agreement. In addition, the Administrator, in its sole discretion, may impose further restrictions on the transferability of the Shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such Shares. The Administrator may require the Employee to give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such Shares to such Employee. The Administrator may direct that the certificates evidencing Shares acquired by exercise of an Incentive Stock Option refer to such requirement.

ARTICLE VI.

RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS

Section 6.1    Restricted Stock.

(a) Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

(c) Forfeiture. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon the holder of Restricted Stock incurring a termination of service as a Service Provider during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Administrator may (i) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations of service resulting from specified causes and (ii) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

(d) Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

Section 6.2    Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to the terms of this Plan, transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the grantee to the Company for such Shares.

ARTICLE VII.

ADMINISTRATION

Section 7.1    Administrator.

The Plan shall be administered by the Board or an Administrator appointed by the Board, which Administrator shall be constituted to comply with Applicable Laws.

Section 7.2    Powers of the Administrator.

Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Administrator, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(a) to determine the Fair Market Value;

(b) to determine the type or types of Awards to be granted to each Service Provider;

(c) to select the Service Providers to whom Awards may from time to time be granted hereunder;

(d) to determine all matters and questions related to the termination of service of a Service Provider with respect to any Award granted to him or her hereunder, including, but not by way of limitation, all questions of whether a particular Service Provider has taken a leave of absence, all questions of whether a leave of absence taken by a particular Service Provider constitutes a termination of service, and all questions of whether a termination of service of a particular Service Provider resulted from discharge for Cause. For the purpose of clarification, the Board shall be the Administrator of any Award granted to Independent Directors hereunder, and the Board will therefore determine all matters and questions related to the termination of an Independent Director as a Service Provider with respect to any Award granted to him or her hereunder;

(e) to determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(f) to approve forms of agreement for use under the Plan, which need not be identical for each Service Provider;

(g) to determine the terms and conditions of any Awards granted hereunder (including, but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Awards or the Common Stock relating thereto) based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(h) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(i) to determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise or purchase price of an Award may be paid in, cash, Common Stock, other Awards, or other property, or an Award may be canceled, forfeited or surrendered;

(j) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

(k) to make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

Section 7.3    Effect of Administrator’s Decision.

All decisions, determinations and interpretations of the Administrator shall be final and binding on all Service Providers.

Section 7.4    Compensation, Professional Assistance, Good Faith Actions.

The Administrator may receive such compensation for its services hereunder as may be determined by the Board. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator, in good faith shall be final and binding upon all Participants, the Company and all other interested persons. The Administrator shall not be personally liable for any action, determination or interpretation made with respect to the Plan or the Awards, and the Administrator shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE VIII.

OTHER PROVISIONS

Section 8.1    Changes in Common Stock; Disposition of Assets and Corporate Events

(a) In the event that the Administrator determines that any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, acquisition, disposition, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or any disposition of all or substantially all of the capital stock or assets of the Company (including, but not limited to, a Liquidity Event or Change in Control (as such terms may be defined in any Award Agreement)), exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, the acquisition or disposition of any material assets or business or other similar corporate transaction or event, which in the Administrator’s sole discretion, affects the Common Stock such that an adjustment to the Awards or Plan is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator may, in such manner as it may deem equitable, adjust any or all of:

(i) The number and kind of Shares (or other securities or property) with respect to which an Award may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of Shares which may be issued);

(ii) The number and kind of Shares (or other securities or property) subject to outstanding Awards;

(iii) The grant or exercise price per Share for any outstanding Awards under the Plan; and

(iv) The terms and conditions of any outstanding Awards (including, without limitation, any applicable financial or other performance “targets” specified in each Award Agreement).

(b) Upon the occurrence of a Corporate Event, the Administrator, in its sole discretion, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under this Plan, (y) facilitate such Corporate Event or (z) give effect to such changes in laws, regulations or accounting principles:

(i) In its sole discretion, and on such terms and conditions as it deems appropriate, the Administrator may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, and either automatically or upon the Participant’s request, for either (A) the purchase of any outstanding Award for an amount of cash, securities, or other property equal to the amount that could have been attained upon the exercise of the portion of such Award that was vested and exercisable (and such additional portion of the Award as the Administrator may determine) immediately prior to the occurrence of such Corporate Event or (B) the replacement of such vested (and other) portion of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) In its sole discretion, the Administrator may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that the Award (or any portion thereof) will terminate upon the occurrence of such Corporate Event and cannot vest, be exercised or become payable after such Corporate Event;

(iii) In its sole discretion, and on such terms and conditions as it deems appropriate, the Administrator may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that for a specified period of time prior to such Corporate Event, such Award shall be exercisable as to all Shares covered thereby or a specified portion of such Shares, notwithstanding anything to the contrary in (A) Section 4.2 or (B) the provisions of the applicable Award Agreement;

(iv) In its sole discretion, and on such terms and conditions as it deems appropriate, the Administrator may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that upon such Corporate Event, such Award (or any portion thereof) be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v) In its sole discretion, and on such terms and conditions as it deems appropriate, the Administrator may make adjustments in the number and type of Shares (or other securities or property) subject to the Plan and outstanding Awards (or any portion thereof) and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 8.1(a) and 8.1(b), the Administrator will equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards to Participants, and/or the making of a cash payment to Participants, as the Administrator deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 8.1(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company; provided that whether an adjustment is equitable shall be determined in the discretion of the Administrator.

(d) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award Agreement or Stockholders Agreement as it may deem equitable and in the best interests of the Company and its Subsidiaries.

(e) To the extent required by the terms of an Award Agreement, the Company shall notify the Participant prior to the date of a Corporate Event.

Section 8.2    Awards Not Transferable.

Unless otherwise agreed to in writing by the Administrator, no Award or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the

Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 8.2 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 8.3    Amendment, Suspension or Termination of the Plan or Award Agreements

(a) The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without stockholder approval or ratification within 12 months before or after such action, no action of the Administrator may, except as provided in Section 8.1, increase any limit imposed in Section 2.1 on the maximum number of Shares which may be issued on exercise of Options under the Plan or extend the limit imposed in this Section 8.3 on the period during which Awards may be granted.

(b) Except as provided by Section 8.1, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Award, adversely alter or impair any rights or obligations under any Award theretofore granted. Except as provided by Section 8.1, notwithstanding the foregoing, the Administrator at any time, and from time to time, may amend the terms of any one or more existing Award Agreements, provided however, that the rights of a Participant under an Award Agreement shall not be adversely impaired without the Participant’s written consent. The Company shall provide a Participant with notice of any amendment made to such Participant’s existing Award Agreement in accordance with the terms of this Section 8.3(b).

(c) No Award may be granted during any period of suspension nor after termination of the Plan, and in no event may any Award be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Board.

Section 8.4    Stockholder Approval.

(a) Except as otherwise provided in subsection (b) below, in the event that it shall be determined that any right to receive an Award, payment or other benefit under this Plan (including, without limitation, the acceleration of the vesting and/or exercisability of an Award and taking into account the effect of this Section) to or for the benefit of the Participant (the “Payments”), would not be deductible, in whole or part when aggregated with any other right, payment or benefit to or for the Participant under all other agreements or benefit plans of the Company, by the Company or the Person making such payment or distribution or providing such right or benefit as a result of Section 280G of the Code, then, to the extent necessary to make the Payments deductible to the maximum extent possible (but only to such extent and after taking into account any reduction in the Payments relating to Section 280G of the Code under any other plan, arrangement or agreement), the Award held by the Participant or any other right, payment or benefit under this Plan shall not become exercisable, vested or paid. For purposes of determining whether any of the Payments would not be deductible as a result of Section 280G of the Code and the amount of such disallowed deduction, all Payments will be treated as “parachute payments” within the meaning of Section 280G of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Section 280G(b)(3) of the Code) shall be treated as nondeductible, unless and except to the extent that in the opinion of a nationally recognized accounting firm selected by the Company (the “Accountants”), such Payments (in whole or in part) either do not constitute “parachute payments,” including by reason of Section 280G(b)(4) of the Code, or are otherwise not subject to disallowance as a deduction. All determinations required to be made under this subsection (a), including whether and which of the Payments are required to be reduced, the amount of such reduction and the assumptions to be utilized in arriving at such determination, shall be made by the Accountants, provided that such determinations shall be based upon “substantial authority” within the meaning of Section 6662 of the Code.

(b) Notwithstanding any other provision of this Plan, the provisions of subsection (a) above shall not apply to reduce the Payments if the Payments that would otherwise be nondeductible under Section 280G of the Code are disclosed to and approved by the Company’s stockholders in accordance with Section 280G(b)(5)(B) of the Code and the 280G Regulations.

(c) The Company shall use its commercially reasonable best efforts to prepare and deliver to its stockholders the disclosure required by Section 280G(b)(5)(B) of the Code with respect to the Payments and to obtain the approval of the Company’s stockholders pursuant to subsection (b) above.

Section 8.5    Effect of Plan Upon Other Award and Compensation Plans.

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries. Nothing in this Plan shall be construed to limit the right of the Company or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for Service Providers or (b) to grant or assume options or restricted stock otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or restricted stock in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 8.6    At-Will Employment.

Nothing in the Plan, the Stockholders Agreement or any Award Agreement hereunder shall confer upon the Participant any right to continue as a Service Provider for the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between the Participant and the Company or any of its Subsidiaries.

Section 8.7    Stockholder Approval.

This Plan will be submitted for the approval of the Company’s stockholders within twelve months of the date of the Board’s initial adoption of this Plan. No Option may be exercised to any extent by anyone unless and until the Plan is so approved by the stockholders, and if such approval has not been obtained by the end of said twelve-month period, the Plan and all Awards theretofore granted shall thereupon be canceled and become null and void.

Section 8.8    Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 8.9    Conformity to Securities Laws.

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 8.10    Governing Law.

To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

Section 8.11    Severability.

In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

Section 8.12    Governing Documents.

In the event of any contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company or any Subsidiary of the Company that has been approved by the Administrator, the terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan shall not apply.

Section 8.13    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan, the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

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Exhibit A

Aggregate of Equity Incentive Plan1

[1]	DC DOCS 1020921